                                                                      Exhibit 11



                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings



                                                                               Three Months                  Twelve Months
                                                                                  Ended                          Ended
                                                                                 March 31,                      March 31,
                                                                            --------------------          -------------------
                                                                             1995          1994            1995          1994
                                                                            ------        ------          ------        ------
Computation for Statements of Consolidated
- ------------------------------------------
Income ($ in millions)
- ----------------------

Income before cumulative effect of
  accounting change . . . . . . . . . . . . . . . . . . . . . . . .         128.8         140.2           234.8         152.6
Cumulative effect of change
  in accounting for postemployment benefits . . . . . . . . . . . .             -          (5.6)              -          (5.6)

- ------------------------------------------------------------------------------------------------------------------------------

Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         128.8         134.6           234.8         147.0

- ------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock
 (based on average shares outstanding) ($)
Before cumulative effect of
  accounting change . . . . . . . . . . . . . . . . . . . . . . . .          2.55          2.77            4.64          3.02
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -         (0.11)              -         (0.11)

- ------------------------------------------------------------------------------------------------------------------------------
Earnings on common stock  . . . . . . . . . . . . . . . . . . . . .          2.55          2.66            4.64          2.91

=============================================================================================================================
- -----------------------------------------------------------------------------------------------------------------------------
Additional computation of average common
 shares outstanding (thousands) (NOTE)
- -----------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . .        50,563        50,559          50,561        50,559
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . . .             -             4               2             4

- -----------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . . .        50,563        50,563          50,563        50,563

=============================================================================================================================
Average shares of common stock outstanding  . . . . . . . . . . . .        50,563        50,559          50,561        50,559
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . . .             -             4               2             4

- -----------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . . .        50,563        50,563          50,563        50,563
Earnings per share of common stock
 as adjusted:
Before cumulative effect of
  accounting change . . . . . . . . . . . . . . . . . . . . . . . .          2.55          2.77            4.64          3.02
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -         (0.11)              -         (0.11)

- -----------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted ($) . . . . . . . . . . . . . . .          2.55          2.66            4.64          2.91
=============================================================================================================================

Earnings per common shares assuming full
 dilution:
Before cumulative effect of
  accounting change . . . . . . . . . . . . . . . . . . . . . . . .          2.55          2.77            4.64          3.02
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -         (0.11)              -         (0.11)
- -----------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution ($)  . . . . . . . . .          2.55          2.66            4.64          2.91
=============================================================================================================================



NOTE These calculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.